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                                                                   Exhibit 23.1


                 Consent of Ernst & Young, LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Employee Stock Purchase Plan, the 1996 Non-Employee Directors' Stock Option Plan and the 1996 Equity Incentive Plan of ONYX Pharmaceuticals, Inc. of our report dated February 22, 1996, except as to Note 10 as to which the date is April 1, 1996, with respect to the financial statements of ONYX Pharmaceuticals, Inc. included in its Registration Statement on Form SB-2 (No. 333-3176-LA) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP
                                       ----------------------------------------
                                       Ernst & Young LLP


Palo Alto, California
May 23, 1996